UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 6, 2023

MULLEN AUTOMOTIVE INC.

_____________________________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-34887	86-3289406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 Pioneer Street, Brea, California 92821

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(714) 613-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	MULN	The Nasdaq Stock Market, LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on September 7, 2022, the Listing Qualifications Department of The Nasdaq Stock Market (the “Staff”) notified Mullen Automotive Inc. (the “Company”) that the bid price of the Company’s common stock had closed at less than $1.00 per share over the previous 30 consecutive business days, and, as a result, did not comply with Listing Rule 5550(a)(2) (the “Bid Price Rule”). Therefore, in accordance with Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until March 6, 2023, to regain compliance with the Bid Price Rule. On March 7, 2023, the Company was provided an additional 180 calendar day compliance period, or until September 5, 2023, to demonstrate compliance.

The Company today announced that it received a letter from the Staff indicating that the Company did not meet the Staff’s September 5, 2023, deadline to regain compliance with the Bid Price Rule due to the Company’s failure to maintain a minimum bid price of $1.00. On September 6, 2023, the Company requested a hearing before the Nasdaq Listing Qualifications Panel (“Panel”) to request a further extension of time and present its plan to regain compliance with the Bid Price Rule. Had the Company not requested this hearing, it would have been subject to delisting on September 15, 2023. The requested hearing typically stays any delisting or suspension action pending the issuance of a final decision by the Panel. The Panel has broad discretionary public interest authority, which includes the discretion to grant the Company up to an additional 180 calendar days from September 5, 2023, to regain compliance. The Panel can also exercise that authority to apply additional or more stringent criteria for the continued listing of the Company’s common stock or suspend or delist securities. Ultimately, there is no guarantee that the Panel will grant an extension of the compliance period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MULLEN AUTOMOTIVE INC.

Date: September 7, 2023	By:	/s/ David Michery
David Michery
Chief Executive Officer